                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): June 7, 2001 (June 4, 2001)

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                    0-23639                  62-1710772
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)


   105 WESTWOOD PLACE
   SUITE 400
   BRENTWOOD, TENNESSEE                                             37027
   (Address of Principal Executive Offices)                       (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

         On June 4, 2001, Province Healthcare Company (the "Company") announced that it had entered into a definitive agreement (the "Agreement") to acquire Selma Baptist Hospital (the "Hospital") in Selma, Alabama, from Baptist Health of Montgomery, Alabama. The Hospital has 214 licensed beds and had annual revenues of approximately $36.0 million for its last fiscal year. The closing of the transaction, which is scheduled for the second quarter of 2001, is subject to standard regulatory approvals. Pursuant to the Agreement, the Company will acquire the assets and operations of the Hospital for approximately $31.0 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated June 4, 2001, relating to the announcement that the Company signed a definitive agreement to acquire Selma Baptist Hospital in Selma, Alabama, from Baptist Health of Montgomery, Alabama.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROVINCE HEALTHCARE COMPANY



                                    By: /s/  Brenda B. Rector
                                        ----------------------------------------
                                             Brenda B. Rector
                                             Vice President and Controller

Date:  June 7, 2001